Exhibit 10.21

Confidential

ADVISORY AGREEMENT

This Advisory Agreement (this “Agreement”) is made and entered into this [●] day of [●], 2025, by and between [●] (hereinafter “Advisor”), and Avalanche Treasury Company LLC, a Delaware limited liability company (the “Company”). Advisor and the Company are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company desires to retain Advisor as an independent contractor to provide, and Advisor agrees to provide, the Advisory Services (as defined below) during the Advisory Term (as defined below); and

WHEREAS, the parties desire to enter into this Agreement, which sets forth the terms and conditions for the independent contractor relationship of Advisor with the Company.

NOW, THEREFORE, intending to be legally bound, Advisor and the Company hereby agree as follows:

1.Advisory Term. The term of this Agreement shall commence on the date that the Company and a special purpose acquisition company enter into a binding business combination or similar agreement that, upon closing (“Closing”), would result in Company securities becoming publicly traded on a national securities exchange (the “Transaction”) and shall continue until terminated in accordance with Section 8 (the “Advisory Term”). Any extension of the Advisory Term shall be subject to mutual written agreement between the Parties.

2.Advisory Services. During the Advisory Term, Advisor shall serve as a member of an advisory board constituted of investor representatives and industry professionals that will provide advisory and consulting services to the Company with respect to the Company’s purchase, sale or other transactions involving the Avalanche (AVAX) Token and such other advice, counsel, and assistance as the board of directors of the Company (the “Board”) may from time to time deem necessary (the “Advisory Services”). The Advisory Services may be performed remotely although the Advisor will be assigned to the Company’s offices in New York. The Company shall provide Advisor with access to its premises, materials, information and systems to the extent necessary for the performance of the Advisory Services. Advisor shall furnish, at Advisor’s own expense, the materials, equipment and other resources necessary to perform the Advisory Services. Advisor shall comply with all third-party access rules and procedures communicated to Advisor in writing by the Company, including those related to safety, security and confidentiality.

3.Advisory Fees. As full compensation for the Advisory Services, the Company shall grant Advisor a number of restricted stock units equal to the number of shares of the Company that immediately following the Closing would convert into a number of shares of the public company equal to [●]% of the aggregate outstanding common stock of the public company on a fully diluted basis, as determined by the Board. The restricted stock units will be subject to terms and conditions of an equity incentive plan and award agreement to be adopted by the Board (and subject to any shareholder approvals as may be applicable), and will be subject to Advisor’s execution of the award agreement and other documentation reasonably requested by the Company. The restricted stock units will vest in six equal installments with the first installment vesting upon Closing and on each six-month anniversary of the Closing thereafter until fully vested, subject to your continued service with the Company on the applicable vesting date. Advisor acknowledges that Advisor shall receive an IRS Form 1099-MISC from the Company, and that Advisor shall be solely responsible for all federal, state and local taxes. Advisor shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. If the Company requests that Advisor travel to perform the Advisory Services, the Company shall reimburse Advisor for reasonable travel expenses incurred by Advisor in connection with such travel; provided that prior to such reimbursement, Advisor shall timely provide to the Company any written substantiation for such expenses requested by the Company.

4.Independent Contractor Status. Advisor shall at all times during the Advisory Term be an independent contractor with respect to the Company and there shall not be implied any relationship of employer-employee, partnership, joint venture, principal and agent or the like with the Company or any of its affiliates or owners by the agreements contained herein. Advisor shall not be entitled to participate in any employee benefit plans or other benefits or conditions of employment available to the employees of the Company or its affiliates or owners during the Advisory Term. Advisor shall have only such authority to act as an agent of the Company and its affiliates or owners during the Advisory Term as directed by the Company. Under no circumstances shall Advisor have or claim to have power of decision hereunder in any activity on behalf of the Company or an affiliate or owner, nor shall Advisor have the power or authority hereunder to obligate, bind or commit the Company or an affiliate or owner in any respect. The Company shall not exercise or have the power to exercise control of the method or means by which Advisor provides the Advisory Services. Subject to the terms of this Agreement, Advisor shall have full and complete control over the manner and method and location of rendering the Advisory Services. To the extent consistent with applicable law, the Company shall not withhold or deduct from any amounts payable under this Agreement any amount or amounts in respect of income taxes or other employment taxes of any other nature on behalf of Advisor. Advisor shall be solely responsible for the payment of any Federal, state, local or other income and/or self-employment taxes in respect of the amounts payable to Advisor under this Agreement.

5.Work Product. The Company is and will be the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Advisory Services performed under this Agreement, and all other writings, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, and materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, modified, conceived, or reduced to practice in the course of performing Advisory Services or other work performed in connection with the Advisory Services or this Agreement (collectively, “Work Product”) including all patents, copyrights, trademarks (together with the goodwill symbolized thereby), trade secrets, know-how, and other confidential or proprietary information, and other intellectual property rights (collectively “Intellectual Property Rights”) therein. Advisor agrees that the Work Product is hereby deemed "work made for hire" as defined in 17 U.S.C. § 101 for the Company and all copyrights therein automatically and immediately vest in the Company. If, for any reason, any Work Product does not constitute "work made for hire," Advisor hereby irrevocably assigns to the Company, for no additional consideration, the entire right, title, and interest throughout the world in and to such Work Product, including all Intellectual Property Rights therein, including the right to sue for past, present, and future infringement or misappropriation thereof.

6.Confidentiality. Advisor acknowledges that the information, observations and data (including trade secrets, know-how and all other Intellectual Property Rights) obtained or developed by Advisor during the course of service to the Company or any of its subsidiaries, affiliates and joint ventures (including, for all purposes herein, prior to the date hereof) concerning the business or affairs of the Company or any of its subsidiaries, affiliates or joint ventures or its direct or indirect owners before, during and after the Advisory Term (“Confidential Information”) are the property of the Company or the applicable subsidiary, affiliate, joint venture or owner, including information concerning acquisition opportunities in or reasonably related to such person’s business or industry. Therefore, Advisor agrees that Advisor will not disclose to any unauthorized person or use for Advisor’s own account any Confidential Information without the Company’s written consent, unless and to the extent that the Confidential Information (a) becomes generally known to and available for use by the public other than as a result of Advisor’s acts or omissions to act or (b) is required to be disclosed pursuant to any applicable law or court order. Advisor shall deliver to the Company upon the end of the Advisory Term or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) constituting or relating to the Confidential Information, Work Product or other information or materials of the Company or any of its subsidiaries, affiliates, joint ventures or owners, which Advisor may then possess or have under Advisor’s control and shall not retain copies of any such materials.

7.Permitted Disclosures. Pursuant to 18 U.S.C. § 1833(b), Advisor understands that Advisor will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of the Company that (a) is made (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to Advisor’s attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Advisor understands that if Advisor files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Advisor may disclose the trade secret to Advisor’s attorney and use the trade secret information in the court proceeding if Advisor (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Nothing in this Agreement is intended to or shall limit, prevent, impede or interfere in any way with Advisor’s right, without prior notice to the Company, to (i) provide truthful testimony or records in an administrative, legislative, or judicial proceeding when Advisor has been required or requested to do so pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, (ii) initiate communications with, report to, respond to an inquiry from, participate in an investigation with, or provide testimony before any self-regulatory organization or any local, state or federal regulatory or law enforcement authority (including, but not limited to, the Department of Justice, Equal Employment Opportunity Commission, and the Securities and Exchange Commission (“SEC”)), (iii) recover a SEC or other whistleblower award from the SEC or any other governmental agency as permitted under applicable law, (iv) discuss or disclose information about unlawful acts in the workplace or unlawful or unfair employment practices, including but not limited to discrimination, sexual harassment or assault, illegal retaliation, wage and hour violations or any other conduct that I have reason to believe is unlawful, or (v) voluntarily communicate with Advisor’s attorney.

8.Termination. The Advisory Term may be terminated by the Company at any time and for any reason and by Advisor for any reason upon 60 days’ advance written notice to the Company.

9.Governing Law. The validity, interpretation, construction performance and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the principles of conflict of laws thereof. Any court of competent jurisdiction within the State of New York shall have jurisdiction to hear and decide any controversy or claim between the Company and Advisor arising under or relating to this Agreement.

10.Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, constitute the entire agreement and understanding of the Parties with respect to the subject matter contained herein and therein, and supersede all prior representation, warranties, agreements and undertakings, both written and oral, among the Parties or between any of them, with respect to the subject matter hereof and thereof.

11.Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed and delivered by the Parties. Except as otherwise provided in this Agreement, any failure of either Party to comply with any obligation, covenant, agreement or condition herein may be waived by the Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligations, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

12.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and any successor organization which shall succeed to the Company by merger or consolidation or operation of law, or by acquisition of assets of the Company. Advisor may not assign his duties or obligations under this Agreement.

13.Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable Law, but if one or more of the provisions of this Agreement is subsequently declared to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all of the remaining conditions and provisions of this Agreement shall nevertheless remain in full force and effect. In the event of any such declaration of invalidity, illegality or unenforceability, this Agreement, as modified, shall be applied and construed to reflect substantially the intent of the Parties and achieve the same economic and legal effect as originally intended by its terms. In the event that the scope of any provision of this Agreement is deemed unenforceable by a court of competent jurisdiction, the Parties agree to the reduction of the scope of the provision as the court shall deem reasonably necessary to make the provision enforceable under the circumstances.

14.Counterparts. This Agreement may be executed manually or by facsimile or email delivery by the Parties, in any number of counterparts, each of which shall be considered an original, and all of which together shall be considered one and the same agreement. The Agreement shall become effective when each of the Parties has executed this Agreement.

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Intending to be legally bound hereby, the Parties have executed this Advisory Agreement on the dates set forth below.

COMPANY

By:
Title:
Date:

ADVISOR

By:
Title:
Date: